UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2005

Sepracor Inc
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

84 Waterford Drive
Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 24, 2005, the Compensation Committee of the Board of Directors of Sepracor Inc. (the “Company”) approved the granting of incentive stock options to purchase shares of the Company’s common stock (the “Stock Options”) to each of the Company’s executive officers as set forth below. Each of the Stock Options was granted pursuant to the Company’s 2000 Stock Incentive Plan, as amended, has an exercise price of $64.50 per share and vests annually over 5 years, with acceleration of vesting in the event that the Company achieves certain financial milestones.

Number of Shares
Named Executive Officer	Underlying Stock Options
Timothy J. Barberich	150,000
Chief Executive Officer

William J. O’Shea	100,000
President and Chief Operating Officer

Mark H.N. Corrigan, M.D.	100,000
Executive Vice President, Research and Development

David P. Southwell	100,000
Executive Vice President, Chief Financial Officer and Secretary

Robert F. Scumaci	75,000
Executive Vice President, Finance and Administration, and Treasurer

Douglas E. Reedich, Ph.D., J.D	75,000
Senior Vice President, Legal Affairs

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005	Sepracor Inc.

	By:	/s/ Robert F. Scumaci
Robert F. Scumaci
Executive Vice President, Finance and
Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement pursuant to the Sepracor Inc. 2000 Stock Incentive Plan, as amended.